UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2025

MARA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36555	01-0949984
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 South Federal Highway, Suite 2700

Hallandale Beach, FL 33009

(Address of principal executive offices and zip code)

(800) 804-1690

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 11, 2025, MARA Holdings, Inc. (the “Company”) and Mara France SAS, a French société par actions simplifiée and a wholly owned subsidiary of the Company (“Mara France”), entered into an investment agreement (the “Investment Agreement”) with Exaion SAS, a French société par actions simplifiée operating in the digital infrastructure sector (“Exaion”), and EDF Pulse Holding and certain minority holders of Exaion (collectively, the “Sellers”), relating to Mara France’s acquisition of ordinary shares from the Sellers and its subscription for ordinary shares to be issued by Exaion.

Subject to the terms and conditions of the Investment Agreement, Mara France will (i) subscribe for and purchase an aggregate of approximately 4.1 million ordinary shares to be issued and sold by Exaion at an aggregate purchase price of approximately €115 million (the “Primary Transaction”) and (ii) acquire an aggregate of approximately 1.2 million ordinary shares from the Sellers at an aggregate purchase price of approximately €33 million, payable in two tranches (the “Secondary Transaction”): (x) approximately €23 million payable at the Closing (as defined herein) and (y) €10 million payable in 2027, subject to Exaion’s fulfillment of certain conditions. Subject to mutual agreement between the parties, Mara France may elect to contribute, in whole or in part, certain assets as partial consideration for its subscription in connection with the Primary Transaction, in lieu of cash. Upon completion of the Primary Transaction and the first payment under the Secondary Transaction (the “Closing”), Mara France will hold approximately 64% of the share capital of Exaion. Subject to the satisfaction of certain specified conditions in the Investment Agreement, Mara France will subscribe for and purchase an aggregate of approximately 3.9 million additional ordinary shares to be issued and sold by Exaion at an aggregate purchase price of approximately €110 million (the “Third Transaction” and, together with the Primary Transaction and the Secondary Transaction, the “Transaction”) on March 30, 2027. Upon completion of the Third Transaction, Mara France is expected to hold approximately 75% of the share capital of Exaion.

The completion of the Transaction is subject to customary closing conditions, including obtaining foreign investment control clearances from the relevant authorities in France and Canada (the “Regulatory Approvals”).

The Investment Agreement contains customary representations and warranties of the parties subject to customary materiality qualifiers. Additionally, the Investment Agreement provides for customary pre-closing covenants of the Sellers and Exaion, including a covenant of the Sellers to cause Exaion and its subsidiaries to conduct its business in the ordinary course, and covenants of each of the Sellers and Exaion to refrain from taking certain actions without Mara France’s consent.

The Investment Agreement contains certain indemnification obligations of Exaion and the Sellers for certain specified matters, subject to certain limitations.

The Investment Agreement also provides for customary termination rights for the parties. In addition, Mara France or any of the Sellers may terminate the Investment Agreement if the Regulatory Approvals have not been obtained by January 31, 2026.

The Transaction is not subject to a financing condition. The Closing is expected to occur in the fourth quarter of 2025; however, if necessary to satisfy remaining closing conditions, the Closing may occur in the first quarter of 2026.

The foregoing description of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investment Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 hereto and is hereby incorporated herein by reference.

The representations, warranties and covenants contained in the Investment Agreement described above were made only for purposes of such agreement and as of the specified dates set forth therein, were solely for the benefit of the parties to the Investment Agreement, may be subject to limitations agreed upon by those parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between those parties instead of establishing particular matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on these representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreement containing them, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

On August 11, 2025, the Company issued a press release announcing that the parties entered into the Investment Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K (including within the exhibits) about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the consummation of the Transaction, including the expected time period to consummate the Transaction, and the anticipated benefits of the Transaction. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties related to market conditions, the other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 3, 2025 and the risks described in other filings that the Company may make from time to time with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.1*	Investment Agreement, dated August 11, 2025, between MARA Holdings, Inc., Mara France SAS, Exaion SAS and EDF Pulse Holding and certain minority holders of Exaion SAS
99.1	Press Release, dated August 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2025

MARA HOLDINGS, INC.

By:	/s/ Zabi Nowaid
Name:	Zabi Nowaid
Title:	General Counsel